UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section240.14a-12

Health Sciences Acquisitions Corporation 2
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

I hope you are doing well.  As a reminder, the HSAC2 shareholder vote and special meeting takes place on July 26th.

Prior to the meeting, HSAC2 management would like you to consider Option 1 (voting in favor of the extension and not redeeming your shares).  You will still have an opportunity to redeem at a later date at the time of the proposed business combination (expected in 4Q 2022).
A summary of extension and redemptions options are below for reference:

1.                   Option 1, YES to Extend and no Redemption: Vote YES for the extension and take no redemption actions. You keep the opportunity to vote on the proposed business combination and to redeem your shares in a second redemption opportunity related to the proposed business combination at a  later date (expected in 4Q 2022).

2.                   Option 2, YES to Extend but Redeem: Vote YES for the extension and redeem your shares by July 22. In doing so, you will lose the opportunity to participate in the proposed business combination.

3.                   Option 3, NO to Extend and Redeem: Vote NO for the extension and redeem your shares by July 22. In doing so, you will lose the opportunity to participate in the proposed business combination.

_____________________
Naveen Yalamanchi, M.D.
Executive Vice-President, Chief Financial Officer and Director

Important Information for Investors and Shareholders

This communication relates to an extension proxy statement and refers to a proposed business combination (the “Business Combination”) of Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company (“HSAC2” or the “Company”), and Orchestra BioMed, Inc., a Delaware corporation (“Orchestra”) pursuant to an Agreement and Plan of Merger Agreement (the “Merger Agreement”). In connection with the proposed Business Combination, HSAC2 intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of HSAC2, referred to as a “proxy statement/prospectus.” The proxy statement/prospectus will be sent to all HSAC2 shareholders. HSAC2 also will file other documents regarding the Business Combination and related transactions with the SEC. Before making any voting decision, investors and security holders of HSAC2 are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed Business Combination and related transactions.

Investors and security holders will be able to obtain free copies of the extension proxy statement, the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by HSAC2 through the website maintained by the SEC at www.sec.gov or by directing a request to: Health Sciences Acquisitions Corporation 2, 40 10th Avenue, Floor 7, New York, NY 10014.Participants in the Solicitation

HSAC2 and its directors and executive officers may be deemed participants in the solicitation of proxies from HSAC2’s shareholders with respect to the extension proxy and the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in HSAC2 is contained in the final proxy statement, which was filed with the SEC on July 1, 2022 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Health Sciences Acquisitions Corporation 2, 40 10th Avenue, Floor 7, New York, NY 10014.  Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed Business Combination when available.

Orchestra and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of HSAC2 in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement/prospectus for the proposed Business Combination when available.